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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 9, 2004 relating to the financial statements of Wheeling-Pittsburgh Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary Consolidated Financial and Operating Data", and "Selected Historical Consolidated Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
June __, 2004